Exhibit 99.1

Greenlane Reports Q4 2022 Revenue of $22.0 Million and FY 2022 Revenue of $137.1 Million

Company Expects Newly Implemented Strategic Plan to Result in Positive Adjusted EBITDA by Q4 2023

BOCA RATON, Fla., April 3, 2023 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported financial results for the fourth quarter and full year ended December 31, 2022 ("Q4 2022" and "FY 2022").

Recent Highlights

•Total revenue for 2022 decreased 17.4% to $137.1 million, compared to $166.1 million for 2021.
•Fundamentals were realigned to achieve our goal of profitability in 2023, focused on a scalable, leverageable, and durable revenue, combined with consistent margins.

•Restructuring of the Industrial business; moving away from lower margin capital intensive business and focusing on our consumer business which is higher margin and higher value.
•Paying down existing senior debt by 40.0% and executing numerous cost-cutting initiatives including IT expenses, professional fees, VAT, labor, and the exit of facilities and office locations.
•Reducing adjusted SG&A (defined as SG&A excluding depreciation and amortization; see note labeled "Adjusted SG&A" below for a further explanation of this metric) by 11.8% to approximately $72.3 million, down from $81.8 million in FY 2021.

•Launched our Groove product line, the newest addition to the Greenlane Brand portfolio. Simple, functional and reliable products at an affordable price point.
•Took multiple steps in building out our global omnichannel strategy, including the launch of our US and Europe B2B websites, kicked off the re-design of two of our direct-to-consumer websites, vapor.com and Vaposhop.
•Strategically partnered with distributors throughout key international markets including, Latin America, Mexico, Puerto Rico, Argentina, along with many more.

Management Commentary

“Greenlane, and our entire sector, faced a challenging year in 2022,” said Craig Snyder, CEO of Greenlane. “As we did not perform up to the expected standards, we initiated and are executing an aggressive transformative strategy to actively put the business on a path to profitability. We have taken steps and will continue to do so to fulfill the three key areas of concentration we have set forth for the company - consistently demonstrate tangible proof points confirming management’s commitment to profitability; enhance and grow our leading position as a product innovator and disruptor in our segment; and continue advancement and performance in developing our global omnichannel strategy online.”

“Looking forward to 2023, we will continue to focus on a more efficient business model that is scalable, leverageable, and durable, combined with consistent margins. We have already seen a 5-10% growth in Q1-23 revenue compared to Q4-23. By prioritizing our product innovation, family of brands, and strategic partnerships, we will accelerate our growth and success. We have 23 proprietary launches on the horizon for this year from our house brands, which will help propel us during a uniquely innovative year. Our newest house brand, Groove, has already launched 13 new products, filling a consumer gap with simple, functional, and reliable products at a value price point. Our expanded global reach with strategic market distribution partners including in Latin America, Canada, Puerto Rico and Mexico enables us to reach consumers globally without the necessity of establishing operations in those locations, which is key to continue to scale our brands globally. With our innovative product development and growth strategy initiatives in place, we believe we have a strong trajectory for success in 2023."

Financial Summary

			%	Year Ended December 31,		%
($ in thousands)	Q4 2022	Q3 2022	Change	2022	2021	Change
Net Sales	$21,986	$28,680	(23.3)%	$137,085	$166,060	(17.4)%
Cost of Sales	$16,108	$23,711	(32.1)%	$112,102	$132,207	(15.2)%
Gross Profit	5,878	4,969	18.3%	24,983	33,853	(26.2)%
Gross Margin	26.7%	17.3%		18.2%	20.4%
Salaries, Benefits & Payroll Taxes	5,413	7,000	(22.7)%	31,290	34,012	(8.0)%
General and Administrative	9,954	8,547	16.5%	41,000	47,874	(14.4)%
Net Loss	(13,475)	(79,215)	(83.0)%	(125,858)	(53,423)	135.6%
Adjusted EBITDA	(7,563)	(10,996)	31.2%	(31,773)	(22,337)	42.2%
Cash				$12,176	$12,857	(5.3)%

Net sales were $137.1 million in FY 2022, compared to $166.1 million in FY 2021, a decrease of 17.4%. The year-over-year decrease was primarily driven by a decrease in Consumer Goods segment of $62.0 million, or 56.3%, offset by an increase in the Industrial segment of $33.0 million or 59.0% due to the net sales contributed by our merger with KushCo, which have been included in our results of operations since August 31, 2021, which is the merger completion date.

Gross profit was $24.9 million, or 18.2% of net sales in 2022, compared to $33.9 million, or 20.4% of net sales in 2021. The decrease in gross profits is a result of the declining revenue.

As of December 31, 2022, cash totaled $12.2 million, and working capital was $41.0 million in comparison to working capital of $53.8 million as of December 31, 2021.

	For The Year Ended December 31,		%
($ in thousands)	2022	2021	Change
Consumer Goods	$48,134	$110,105	(56.3)%
Industrial Goods	88,951	55,955	59.0%

Net sales for our Consumer Goods reporting segment decreased to $48.1 million, compared to $110.1 million in 2021. The decline in the Consumer Goods segment revenue is due to a major restructuring effort during fiscal year 2022 to increase profitability by focusing on in-house brands that have a higher margin profile and rationalizing third-party brand offerings that carry a lower margin profile while reducing operating cost as a % of revenue, selling our interest in the Vibes brand, and terminating or restructuring several third-party agreements, and rebalancing overall inventory levels.

Net sales for our Industrial Goods reporting segment increased to $89.0 million, compared to $56.0 million in 2021. The increase is directly related to net sales contributed by our merger with KushCo, which have been included in our results of operations since August 31, 2021, which is the merger completion date.

Q1-23 Revenue Guidance
•Revenue for Q1-23 is expected to be between $23.0-24.0 million, which is a 5-10% growth rate over Q4-22

•Strength is coming from the Consumer Goods segment, increasing greater than 10% versus the prior quarter

*Preliminary revenue results subject to change during final review. Assumes no material returns related to Q1-23 or previous quarters are received increasing revenue reserves.

Conference Call Information

Greenlane management will host a scheduled conference call and webcast today, Monday, April 3 at 4:30 p.m. Eastern time to discuss the results for its fourth quarter and full year ended December 31, 2022, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Monday, April 3,2023
TIME:	4:30 p.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	(888) 506-0062 (Toll-Free) 973-528-0011 (International)
CONFERENCE ID:	180534
REPLAY:	(877) 481-4010 or (919) 882-2331 Replay Passcode: 4711 Available until April 13th, 2023

If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com or 714-539-7653.

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful family of brands, third-party brand accelerator, and omnichannel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

As a pioneer in the cannabis space, Greenlane has an incredible acumen for detecting opportunities in the marketplace. We proudly own and operate a diverse brand portfolio including DaVinci Vaporizers, Pollen Gear™, Higher Standards, Groove, and Eyce. Additionally, Greenlane strategically partners with leading multi-state operators, licensed producers, and brands, such as Storz & Bickel (Canopy-owned), Grenco Science, VIBES, and CCELL, to develop and distribute innovative and high-quality products.

Founded in 2005, Greenlane serves an expansive customer base comprised of thousands of retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Investor Contact
ir@greenlane.com

Non-GAAP Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability;
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company's business, including the achievement of positive adjusted EBITDA; the Company’s financing, capitalization and personnel strategies; expected benefits and cost savings from the strategic plans described herein; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Annual Report on Form 10-K for the year ended December 31, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$6,458	$12,857
Restricted cash	5,718	—
Accounts receivable, net of allowance of $4,826 and $1,285 at December 31, 2022 and 2021, respectively	6,468	14,690
Inventories, net	40,643	66,982
Vendor deposits	6,296	18,475
Assets held for sale	—	75
Other current assets	11,120	11,658
Total current assets	76,703	124,737

Property and equipment, net	11,062	20,851
Intangible assets, net	49,268	84,710
Goodwill	—	41,860
Operating lease right-of-use assets	3,442	9,128
Other assets	5,578	4,541
Total assets	$146,053	$285,827

LIABILITIES
Current liabilities
Accounts payable	$14,953	$23,041
Accrued expenses and other current liabilities	11,882	25,128
Customer deposits	3,983	7,924
Current portion of notes payable	3,185	11,615
Current portion of operating leases	1,528	3,091
Current portion of finance leases	128	169
Total current liabilities	35,659	70,968

Notes payable, less current portion and debt issuance costs, net	13,040	10,607
Operating leases, less current portion	1,887	6,142
Finance leases, less current portion	29	72
Other liabilities	79	1,674
Total long-term liabilities	15,035	18,495
Total liabilities	50,694	89,463

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000 shares authorized, and 15,985 shares issued and outstanding as of December 31, 2022; 600,000 shares authorized, 4,260 shares issued and outstanding as of December 31, 2021*	152	43
Class B common stock, $0.0001 par value per share, 30,000 shares authorized, and 0 shares issued and outstanding as of December 31, 2022; 30,000 shares authorized, and 1,087 shares issued and outstanding as of December 31, 2021*	—	—
Class C Common stock, $0.0001 par value per share, no shares authorized as of December 31, 2022; 0 shares authorized, and 0 shares issued and outstanding as of December 31, 2021	—	—
Additional paid-in capital	266,516	229,705
Accumulated deficit	(171,365)	(55,544)
Accumulated other comprehensive income (loss)	55	324
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	95,358	174,528
Non-controlling interest	1	21,836
Total stockholders’ equity	95,359	196,364
Total liabilities and stockholders’ equity	$146,053	$285,827

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

			Year ended December 31,
	Q4 2022	Q3 2022	2022	2021
Net sales	$21,986	$28,680	$137,085	$166,060
Cost of sales	16,108	23,711	112,102	132,207
Gross profit	5,878	4,969	24,983	33,853

Operating expenses:
Salaries, benefits and payroll taxes	5,413	7,000	31,290	34,012
General and administrative	9,954	8,547	41,000	47,874
Goodwill and indefinite-lived intangibles impairment charge	4,600	66,760	71,360	—
Depreciation and amortization	2,190	2,124	9,067	4,689
Total operating expenses	22,157	84,431	152,717	86,575
Loss from operations	(16,279)	(79,462)	(127,734)	(52,722)

Other income (expense), net:
Interest expense	(851)	(926)	(2,450)	(574)
Other income (expense), net	3,656	1,173	4,313	(117)
Total other income (expense), net	2,805	247	1,863	(691)
Loss before income taxes	(13,474)	(79,215)	(125,871)	(53,413)
Provision for income taxes	—	—	(13)	10
Net loss	(13,474)	(79,215)	(125,858)	(53,423)
Less: Net loss attributable to non-controlling interest	(218)	(4,106)	(10,098)	(22,840)
Net loss attributable to Greenlane Holdings, Inc.	$(13,256)	$(75,109)	$(115,760)	$(30,583)

Net loss attributable to Class A common stock per share - basic and diluted	$(1.02)	$(11.43)	$(15.37)	$(15.85)
Weighted-average shares of Class A common stock outstanding - basic and diluted	12,944	6,574	7,531	1,930

			Year Ended December 31,
(in millions)	Q4 2022	Q3 2022	2022	2021
Net loss	$(13,475)	$(79,215)	$(125,858)	$(53,423)
EU VAT indemnification allowance adjustment [1]	—	—	1,798	(1,692)
Other (expense) income, net [2]	(3,656)	(1,173)	(4,218)	(432)
Provision for (benefit from) income taxes	—	—	62	10
Interest expense	851	926	2,450	574
Non-recurring system implementation and website-development expenses [3]	—	—	1,304	1,766
Restructuring expenses [4]	897	1	2,559	2,024
Equity-based compensation expense	277	391	2,283	5,722
Depreciation and amortization	2,190	2,124	9,066	4,690
Legal, professional fees and insurance expenses related to M&A transactions [5]	—	—	—	8,015
Eyce earn-out related to employee compensation	225	225	655	—
Non-recurring litigation and consulting fees	61	176	452	—
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model [6]	—	—	92	—
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative [7]	—	—	—	1,657
Adjustments related to product rationalization to increase inventory turnover of slow-selling products [7]	—	—	—	8,666
Obsolete inventory charges related to management's strategic initiative [7]	—	—	8,032	—
Loss related to indemnification asset not probable of recovery [1]	—	1,004	—	—
Loss (Gain) on sale of assets	466	(2,213)	(1,747)	—
Goodwill and indefinite-lived intangibles impairment charge [8]	4,600	66,760	71,360
Adjusted EBITDA Loss	$(7,564)	$(10,994)	$(31,710)	$(22,423)

(1)Adjustment to reserve allowance for indemnification receivable from ARI's sellers primarily due to decrease of outstanding payable resulting from lower-than-expected interest and penalties.
(2)Includes rental and interest income and other miscellaneous income.
(3)Includes non-recurring expenses related to multiple software implementations, including the ERP implementation; along with non-recurring website development expenses.
(4)Includes severance payments for employees terminated as part of transformation plans and post-merger restructuring expenses
(5)Non-recurring M&A legal, professional services, Directors and Officers insurance costs relating to the KushCo merger.
(6)Severance related to European reduction in force and one-time termination fee for Visalia lease.
(7)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability, along with synchronizing post-merger sales and inventory strategies.
(8)Impairment expense recognized on our United States reporting unit's goodwill and indefinite-lived intangibles impairment charge.

			Year Ended December 31,
(in millions)	Q4 2022	Q3 2022	2022	2021
Salaries, benefits and payroll taxes	$5,413	$7,000	$31,290	$34,012
General and administrative	9,954	8,547	41,000	47,834
Adjusted SG&A	$15,367	$15,547	$72,290	$81,846
Goodwill and indefinite-lived intangibles impairment charge [1]	4,600	66,760	71,360	—
Depreciation and amortization	2,190	2,124	9,067	4,689
Total operating expenses	$22,157	$84,431	$152,717	$86,535
(1)Impairment expense recognized on our United States reporting unit's goodwill and indefinite-lived intangibles impairment charge.